UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On April 16, 2023, the board of directors (the “Board”) of Arcimoto, Inc. (the “Company”) appointed Christopher W. Dawson, age 41, as Chief Executive Officer. Mr. Dawson joined the Company’s Board in August of 2022. Mr. Dawson, is the Chief Executive Officer of Nikola Tesla Co., an engineering services company with projects that include electrification, hybridization, EV charging, hydrogen powertrain development, hydrogen powered VTOL, hydrogen power systems, fuel cell and hydrogen electrolyzer development. From November 2021 to November 2022 he was the Chief Technology Officer for both HNO international and Tesla Aerial Robotics. He also served as Chief Engineer on various U.S. Department of Defense projects.  Mr. Dawson was an initial investor in Atlis Motor Vehicles (NASDAQ: AMV) in 2019, and subsequently led Research and Development, Engineering, and Product Development as Vice President of Manufacturing Engineering in 2020-21 for the XT Truck, XP Platforms, and AMV Battery Cell.  Mr. Dawson started at Tesla (NASDAQ: TSLA) in 2012 as a contractor and came on full time in 2014. During the subsequent five years he held positions of increasingly progressive responsibility, culminating as Senior Manufacturing Engineer and Maintenance Manager. In these roles, Mr. Dawson led manufacturing sustaining engineering teams for Tesla on the Model S/X line, Model 3 line and its battery factory in Freemont California.  He has been developing EVs for on road, off road and the battlefield for the last 10 years.  He is a former U.S. Navy submarine nuclear chemist and helicopter flight instructor.  He holds an MBA from University of Denver, BS in Nuclear Technologies from Excelsior College and certification in Helicopter Flight Instruction from Aims Community College.

Mr. Dawson has no familial relationships with any executive officer or director of the Company and there are no arrangements or understandings between Mr. Dawson and any other persons pursuant to which Mr. Dawson was selected as Chief Executive Officer.

There have been no transactions in which the Company has participated and in in which Mr. Dawson had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Mr. Dawson will receive a base salary of Three Hundred Thousand Dollars per annum. Mr. Dawson will receive 25,000 shares of common stock for sign on; 25,000 shares of common stock will be earned upon board approval of his business plan; 50,000 shares of common stock will be earned when the common stock trades at a price of $3.50 per share; 75,000 shares of common stock will be earned when the common stock trades at a price of $7 per share; and 75,000 shares of common stock will be earned when the common stock trades at a price of $10,50 per share. Any earned shares will be granted when shares become available under the Company’s omnibus stock plan. Mr. Dawson will be eligible to receive cash bonuses to be determined by the Board and long-term incentive compensation under the Company’s equity incentive plans. Mr. Dawson will also be entitled to receive all health and welfare benefits offered to other executive officers of the Company.

Also, on April 16, 2023, Jesse A. Fittipaldi, age 47, was appointed President of the Company. Mr. Fittipaldi had served as Interim Chief Executive Officer of the Company since August 5, 2022. Mr. Fittipaldi joined the Company in May of 2015 as the Company's Business Development Lead. From June of 2017 to May 2020, Mr. Fittipaldi was Vice President of the Company and has been our Chief Strategy Officer since May 2020. Mr. Fittipaldi comes from the professional engineering world where he facilitated success for large institutional energy savings projects. At Oregon State University and the University of Oregon, he studied biology, engineering and philosophy and he left school before finishing to start his career.

Mr. Fittipaldi has no familial relationships with any executive officer or director of the Company and there are no arrangements or understandings between Mr. Fittipaldi and any other persons pursuant to which Mr. Fittipaldi was selected as President.

Other than his employment, there have been no transactions in which the Company has participated and in in which Mr. Fittipaldi had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Mr. Fittipaldi has a current base salary of $200,000. Mr. Fittipaldi will be eligible to receive cash bonuses to be determined by the Board and long-term incentive compensation under the Company’s equity incentive plans. Mr. Fittipaldi will also be entitled to receive all health and welfare benefits offered to other executive officers of the Company.

Also, on April 19, 2023, Dwayne Lum, age 55, was appointed Chief Operating Officer of the Company. Mr. Lum joined the Company in March of 2022 as the Company's Chief Product Officer. Prior to joining the Company, from April 2018 until February 2022, Mr. Lum was Vice President, Product for Ayro, Inc. (Nasdaq: AYRO), a publicly traded manufacturer of light duty electric vehicles. From 2016 to 2019, he served as Vice President, Technology, at Wistron, an international original design manufacturer of electronics, and from 2004 until 2016, he had served as Chief Technology Officer for various companies in the emerging technology fields of laser projection and measurement and hydrogen fuel cells,

Mr. Lum has no familial relationships with any executive officer or director of the Company and there are no arrangements or understandings between Mr. Lum and any other persons pursuant to which Mr. Lum was selected as Chief Operating Officer.

Other than his employment, there have been no transactions in which the Company has participated and in in which Mr. Lum had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Mr. Lum has a current base salary of $220,000. Mr. Lum will be eligible to receive cash bonuses to be determined by the Board and long-term incentive compensation under the Company’s equity incentive plans. Mr. Lum will also be entitled to receive all health and welfare benefits offered to other executive officers of the Company.

Resignations

On April 14, 2023, Douglas M. Campoli resigned from his position as Chief Financial Officer of the Company, effective as of April 15, 2023. Mr. Campoli’s decision to resign arose from his desire to pursue other professional opportunities. Mr. Campoli’s resignation was voluntary and did not arise from any disagreement on any matter relating to the operations, policies, or practices of the Company. The Company intends to conduct an executive search for a new chief financial officer.

On April 19, 2023, Terry L. Becker, a member of the Company’s Board and the Company’s Chief Operating Officer, notified the Company of his decision to retire in the near future and resign from his position as Chief Operating Officer, effective April 19, 2023. The decision by Mr. Becker to resign as Chief Operating Officer was not the result of any disagreement with the Company on any matter relating to the operations, internal controls, policies or practices of the Company. Mr. Becker will continue to serve as a member of our Board for the remainder of his current term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: April 20, 2023	By:	/s/ John Dorbin, Jr.
John W. Dorbin, Jr.
Chief Legal Officer

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